EXHIBIT 99.2

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment dated as of August 6, 2008 to that certain Securities Purchase Agreement (this “Amendment”), between Fund.com Inc., a Delaware corporation (the “Company”) and Westmoore Capital Group, Series II (the “Purchaser”).

W I T N E S S E T H

WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement dated June 30, 2008 (the “Original Agreement”).

WHEREAS, the Company and the Purchaser desire to amend the Original Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
That the Closing for the purchase of Additional Securities, as set forth in Section 2.1 of the Original Agreement, be extended to a date no later than August 8, 2008 with respect to the purchase of the first $500,000 of Additional Securities, with two additional purchases of $500,000 of Additional Securities to take place no later than September 8, 2008 and October 8, 2008, respectively.

2.	Except as otherwise specifically set forth herein, all of the terms and provisions of the Original Agreement shall remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day first above written.

FUND.COM INC.

/s/ Raymond Lang
By: Raymond Lang
Title: Chief Executive Officer

WESTMOORE CAPITAL GROUP,SERIES II

/s/ Matt Jennings
By: Matt Jennings
Title: Managing Member